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                                                                     Exhibit 3.1

                         ARTICLES OF INCORPORATION OF

                               DDR SYSTEMS, INC.


  The undersigned, for the purpose of forming a corporation under the Washington Business Corporation Act, hereby adopts the following Articles of Incorporation.

                                   ARTICLE I

  The name of the corporation is "DDR Systems, Inc.".

                                   ARTICLE II
  2.1.  Authorized Capital

  The total number of shares that this corporation is authorized to issue is 120,000,000, consisting of 100,000,000 shares of Common Stock having a par value of $0.0001 per share and 20,000,000 shares of Preferred Stock having a par value of $0.0001 per share. The Common Stock is subject to the rights and preferences of the Preferred Stock as set forth below.

  2.2.  Issuance of Preferred Stock by Class and in Series

  The Preferred Stock may be issued from time to time in one or more classes and one or more series within such classes in any manner permitted by law and the provisions of these Articles of Incorporation, as determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for its issuance, prior to the issuance of any shares. The Board of Directors shall have the authority to fix and determine and to amend the designation, preferences, limitations and relative rights of the shares (including, without limitation, such matters as dividends, redemption, liquidation, conversion and voting) of any class or series that is wholly unissued or to be established. Unless otherwise specifically provided in the resolution establishing any class or series, the Board of Directors shall further have the authority, after the issuance of
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Articles of Incorporation
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shares of a class or series whose number it has designated, to amend the resolution establishing such class or series to decrease the number of shares of that class or series, but not below the number of shares of such class or series then outstanding.

                                  ARTICLE III

          The purpose of this corporation is to engage in any business, trade or activity that may lawfully be conducted by a corporation organized under the Washington Business Corporation Act and to engage in any and all such activities as are incidental or conducive to the attainment of the foregoing purpose or purposes.

                                   ARTICLE IV

  No preemptive rights shall exist with respect to shares of stock or securities convertible into shares of stock of this corporation.

                                   ARTICLE V

  The right to cumulate votes in the election of Directors shall not exist with respect to shares of stock of this corporation.

                                   ARTICLE VI

  6.1.  Number of Directors

  The Board of Directors shall be composed of not less than one nor more than nine Directors. Except with respect to the initial Director, the specific number of Directors shall be set by resolution of the Board of Directors or, if the Directors in office constitute fewer than a quorum

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of the Board of Directors, by the affirmative vote of a majority of all the
Directors in office. The number of Directors of this corporation may be increased or decreased from time to time in the manner provided herein, but no decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director.

  6.2.  Classification of Directors

  The Directors shall be divided into three classes, with each class to be as nearly equal in number as possible, as specified by resolution of the Board of Directors or, if the Directors in office constitute fewer than a quorum of the Board of Directors, by the affirmative vote of a majority of all the Directors in office. The term of office of Directors of the first class shall expire at the first annual meeting of shareholders after their election. The term of office of Directors of the second class shall expire at the second annual meeting after their election. The term of office of Directors of the third class shall expire at the third annual meeting after their election. At each annual meeting after such classification, a number of Directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting. Absent his or her death, resignation or removal, a Director shall continue to serve despite the expiration of the Director's term until his or her successor shall have been elected and qualified or until there is a decrease in the number of Directors.

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  6.3.  Removal of Directors

  The shareholders may remove one or more Directors with or without cause, but only at a special meeting called for the purpose of removing the Director or Directors, and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the Director or Directors.

  6.4.  Vacancies on Board of Directors

  If a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of Directors, the Board of Directors may fill the vacancy, or, if the Directors in office constitute fewer than a quorum of the Board of Directors, they may fill the vacancy by the affirmative vote of a majority of all the Directors in office. The shareholders may fill a vacancy only if there are no Directors in office.

  6.5.  Initial Board of Directors

  The initial Board of Directors shall consist of one Director, who shall be in the first class of Directors, and the name and address of the person who shall serve as such Director until the first annual meeting of shareholders or until his successor is elected and qualified is:

James L. Vandeberg                     Vandeberg Johnson & Gandara
                                       One Union Square, Suite 2424
                                       600 University Street
                                       Seattle, Washington 98101-1192

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                                  ARTICLE VII

  This corporation reserves the right to amend or repeal any of the provisions contained in these Articles of Incorporation in any manner now or hereafter permitted by the Washington Business Corporation Act, and the rights of the shareholders of this corporation are granted subject to this reservation.

                                  ARTICLE VIII

  The Board of Directors shall have the power to adopt, amend or repeal the Bylaws of this corporation, subject to the power of the shareholders to amend or repeal such Bylaws. The shareholders shall also have the power to amend or repeal the Bylaws of this corporation and to adopt new Bylaws.

                                   ARTICLE IX
  9.1.  Shareholder Actions
  Any action required or permitted to be taken at a shareholders meeting may be taken without a meeting or a vote if either:
  (a) the action is taken by written consent of all shareholders entitled to vote on the action; or
  (b) so long as this corporation is not a public company, the action is taken by written consent of shareholders holding of record, or otherwise entitled to vote, in the aggregate not

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less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on the action were present and voted.

  To the extent that the Washington Business Corporation Act requires prior notice of any such action to be given to nonconsenting or nonvoting shareholders, such notice shall be made prior to the date on which the action becomes effective, as required by the Washington Business Corporation Act. The form of the notice shall be sufficient to apprise the nonconsenting or nonvoting shareholder of the nature of the action to be effected, in a manner approved by the Directors of this corporation or by the committee or officers to whom the Board of Directors has delegated that responsibility.

  9.2.  Number of Votes Necessary to Approve Actions

  Whenever the Washington Business Corporation Act permits a corporation's articles of incorporation to specify that a lesser number of shares than would otherwise be required shall suffice to approve an action by shareholders, these Articles of Incorporation hereby specify that the number of shares required to approve such an action shall be such lesser number.

  9.3.  Special Meetings of Shareholders

  So long as this corporation is a public company, special meetings of the shareholders of the corporation for any purpose may be called at any time by the Board of Directors or, if the Directors in office constitute fewer than a quorum of the Board of Directors, by the affirmative vote

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of a majority of all the Directors in office, but such special meetings may not be called by any other person or persons.

  9.4.  Quorum for Meetings of Shareholders.

  Except with respect to any greater requirement contained in these Articles of Incorporation or the Washington Business Corporation Act, one-third of the votes entitled to be cast on a matter by the holders of shares that, pursuant to the Articles of Incorporation or the Washington Business Corporation Act, are entitled to vote and be counted collectively upon such matter, represented in person or by proxy, shall constitute a quorum of such shares at a meeting of shareholders.

                                   ARTICLE X

  To the full extent that the Washington Business Corporation Act, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of Directors, a Director of this corporation shall not be liable to this corporation or its shareholders for monetary damages for conduct as a Director. Any amendments to or repeal of this Article X shall not adversely affect any right or protection of a Director of this corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal.

                                   ARTICLE XI
  11.1.  Indemnification.


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  The corporation shall indemnify its directors to the full extent permitted by the Washington Business Corporation Act now or hereafter in force. However, such indemnity shall not apply on account of: (a) acts or omissions of the director finally adjudged to be intentional misconduct or a knowing violation of law; (b) conduct of the director finally adjudged to be in violation of RCW 23B.08.310; or (c) any transaction with respect to which it was finally adjudged that such director personally received a benefit in money, property, or services to which the director was not legally entitled. The corporation shall advance expenses for such persons pursuant to the terms set forth in the Bylaws, or in a separate Board resolution or contract.


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  11.2.  Authorization.

  The Board of Directors may take such action as is necessary to carry out these indemnification and expense advancement provisions. It is expressly empowered to adopt, approve, and amend from time to time such Bylaws, resolutions, contracts, or further indemnification and expense advancement arrangements as may be permitted by law, implementing these provisions. Such Bylaws, resolutions, contracts or further arrangements shall include but not be limited to implementing the manner in which determinations as to any indemnity or advancement of expenses shall be made.

  11.3.  Effect of Amendment.

  No amendment or repeal of this Article shall apply to or have any effect on any right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

                                  ARTICLE XII

The name and address of the incorporator is:


Vicki E. Orrico                     Vandeberg Johnson & Gandara
                                    One Union Square, Suite 2424
                                    600 University Street
                                    Seattle, Washington 98101-1192



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The incorporator's authority on behalf of this corporation is limited to forming it by the filing of these Articles of Incorporation, and the incorporator has no further power or authority on behalf of the corporation, express or implied, by virtue of being the incorporator.

                                  ARTICLE XIII

  The street address of the initial registered office of the corporation is Vandeberg Johnson & Gandara, One Union Square, Suite 2424, 600 University Street, Seattle, Washington 98101-1192, Attn: James L. Vandeberg. The name of its initial registered agent at that address is Cowan & Gandara, P.S.

  IN WITNESS WHEREOF, the incorporator has signed these Articles of Incorporation this 2nd day of June, 1999.

                                                 /s/ Vicki E. Orrico
                                                 --------------------------
                                                 Vicki E. Orrico
                                                 Incorporator


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                  CONSENT TO APPOINTMENT AS REGISTERED AGENT
                  ------------------------------------------


  The undersigned, having been appointed as registered agent of EXO-WEB.COM, INC., does hereby consent to such appointment and agrees to serve as registered agent for the corporation.

  DATED this 2nd day of June, 1999.


                                                    COWAN & GANDARA, P.S.


                                                    By /s/ Kinne F. Hawes
                                                      -------------------
                                                      Kinne F. Hawes
                                                      Its Vice President



Address of Registered Agent:

Vandeberg Johnson & Gandara
One Union Square, Suite 2424
600 University Street
Seattle, Washington 98101-1192
Attn: James L. Vandeberg